SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 3, 1999



                            ProCare Industries, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Colorado                       0-13066                    84-0932231
 ---------------------------      -------------------        -------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)




1960 White Birch Drive, Vista, California                        92083
--------------------------------------------                    --------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:   (760) 599-8559


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a)(1)(i) By letter dated May 3, 1999, the Registrant's certifying accountant, Harlan & Boettger, LLP, announced that it was resigning as accountants for the Registrant effective May 3, 1999.

     (ii) The Independent Auditors' Reports on the financial statements of the Registrant for each of the past two fiscal years each raised substantial doubt about the Registrant's ability to be a going concern and each report indicated that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     (iii) Neither the Board of Directors of the Registrant nor any audit or similar committee of the Board of Directors recommended or sought or approved the decision of the accountants to resign.

     (iv)(A) The Registrant had no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report.

     (c) Exhibits.

         Exhibit 16 Letter on resignation of certifying accountant dated May 10, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 10, 1999

                                            PROCARE INDUSTRIES, LTD.



                                            By /s/ Robert W. Marsik
                                              ----------------------------------
                                               Robert W. Marsik, President







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Exhibit          Description                                            Page No.
-------          -----------                                            --------
16               Letter on resignation of certifying accountant dated
                 May 10, 1999.                                              4

























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